Exhibit 5.2


September 23, 1999




Maxicare Health Plans, Inc.
1149 S. Broadway Street
Los Angeles, California  90015


       Re: Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") which Maxicare Health Plans, Inc., a Delaware corporation (the "Company"), proposes to file with the Securities and Exchange Commission.

The Registration Statement covers 750,000 shares (the "Shares") of such Common Stock issuable under the Maxicare Health Plans, Inc. 1999 Stock Option Plan (the "Plan").

In connection with rendering this opinion, we have examined originals, or copies identified to our satisfaction as being true copies of originals, of the proceedings of the Board of Directors and Shareholders of the Company relating to the adoption of the Plan, the grant of options under the Plan, and the issuance and sale of the Shares, and such other corporate records of the Company and other documents which we considered necessary for the purposes of this opinion. We have obtained from public officials certificates as to legal matters and from officers of the Company a representation letter as to factual matters (the "Representation Letter").

In our review and examination of documents we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photo static copies thereof; (iii) all signatories have adequate power
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and authority and  have  taken  all  necessary  actions to execute and deliver such documents and hold all necessary licenses and permits to entitle them to enforce such agreements; and (iv) each person signing a document is a competent adult person not operating under any legal disability, duress or having been defrauded in the execution of documents.

In rendering this opinion, we have also assumed that the Registration Statement is true, accurate and complete in all material respects.

Based upon and subject to the foregoing, it is our opinion that the Shares to be issued under the Plan have been duly authorized, and, when so issued upon (i) payment therefor provided pursuant to the Plan; (ii) the effectiveness of the Registration Statement; and (iii) compliance with applicable blue sky laws, will constitute legally issued, fully paid and nonassessable shares of the Common Stock of the Company.

We express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Shares or any options granted under the Plan are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement; to the filing of this opinion in connection with such filings of applications by the Company as may be necessary to register, qualify or establish eligibility for an exemption from registration or qualification of the Shares under the blue sky laws of any state or other jurisdiction; and to the reference, if any, to this firm in the Prospectus under the heading "Legal Opinion". In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Commission promulgated thereunder.

Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

The opinions set forth herein are based upon the federal laws of the United States of America, the laws of the State of California and the corporate laws of the State of Delaware, all as now in effect. We
express  no  opinion  as  to   whether  the  laws  of  any  particular
jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.
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The information set forth herein is as of the date of this letter.  We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.




Very truly yours,




Jeffer, Mangels, Butler & Marmaro LLP